Exhibit 10.1

EARTHLINK SHARED SERVICES, LLC

SEVERANCE PLAN

AND SUMMARY PLAN DESCRIPTION

(Amended and Restated Effective as of April 1, 2015)

EarthLink Shared Services, LLC

Severance Plan

(Amended and Restated Effective as of April 1, 2015)

EarthLink Shared Services, LLC (the “Company”) hereby amends and restates the EarthLink Shared Services, LLC Severance Plan (f/k/a the EarthLink, Inc. Severance Plan) (the “Plan”), effective as of April 1, 2015, to provide eligible employees with certain severance pay and benefits in the event their employment is terminated by the Company and its Affiliates on or after such date due to a reduction in the workforce, layoff, sale or discontinuance of a business operation or other job or position elimination caused by a lack of work, as described herein.  For purposes of the Plan, “Affiliate” means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended (the “Code”), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) each place it appears under such Code Sections and related regulations.  The Company and its Affiliates have the responsibility of maintaining business practices that are within the bounds of local, state and federal laws, applying the same practices consistently to all employees and treating individuals with dignity, respect, fairness and compassion.

The Plan is an unfunded welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and a severance pay plan within the meaning of United States Department of Labor Regulations Section 2510.3-2(b).  This document serves as both the Plan document and the summary plan description for the Plan.  The Plan supersedes any prior severance plans, programs or policies sponsored by the Company or any of its Affiliates covering employees eligible under this Plan, both formal and informal, including without limitation EarthLink’s (i) Position Elimination and Severance Plan for Eligible Employees Continuously Employed Since December 31, 2007, (ii) Position Elimination and Severance Plan for Eligible Employees Whose Current Employment Started on or after January 1, 2008, (iii) Executives’ Position Elimination and Severance Plan, and (iv) Severance Plan and Summary Plan Description (effective January 1, 2012), other than those severance plans, programs or policies the terms of which specifically provide that they cannot be superseded or terminated.  The severance plans, programs or policies which are not superseded or terminated by this Plan include without limitation the Company’s Change-in-Control Accelerated Vesting and Severance Plan, the EarthLink Network, Inc. Key Employee Compensation Continuation Plan and the EarthLink Accelerated Vesting and Compensation Continuation Plan.

Eligible Employees

The Plan applies to regular employees of the Company and its Affiliates (as denoted on the payroll records of the Company and its Affiliates) whose employment with the Company and its Affiliates is terminated by the Company and its Affiliates due to a reduction in the workforce, layoff, sale or discontinuance of a business operation or other job or position elimination caused by lack of work, except as otherwise provided herein.  The Company, as the Administrator of the Plan, shall in its sole discretion determine in all cases whether an employee is eligible for severance pay and benefits under the Plan.  If an eligible employee regularly works less than forty (40) hours per week, severance pay and benefits under the Plan will be prorated according to the employee’s established workweek.  Independent contractors, consultants, individuals performing services through an independent contractor, consulting or similar agreement, leased employees and temporary or seasonal employees are not eligible to participate under the Plan.

Conditions of Ineligibility

An otherwise eligible employee shall not be eligible for severance pay and benefits under the Plan if:

•              the employee ceases to be an eligible employee as described above, other than as a result of a reduction in the workforce, layoff, sale or discontinuance of a business operation or other job or position elimination caused by lack of work;

•              the employee is involuntarily terminated for reasons other than a reduction in the workforce, layoff, sale or discontinuance of a business operation or other job or position elimination caused by lack of work, including without limitation any involuntary termination because of performance issues or any other employer-initiated termination or discharge of an at-will employee other than as the result of a reduction in work force, layoff, sale or discontinuance of a business operation or other job or position elimination caused by lack of work;

•              the employee retires, resigns, quits, dies, terminates employment on account of a disability or abandons his or her position;

•              the employee accepts another position with the Company or with an Affiliate of the Company;

•              the employee is offered another position with the Company or an Affiliate of the Company, with the same or a higher level of salary or wages, at the employee’s current location of employment or at another location within fifty (50) miles of the employee’s current location of employment, whether or not employee accepts such offer;

•              the employee is eligible for long-term disability benefits and/or Social Security benefits;

•              the employee becomes eligible under the Plan as the direct result of the acquisition by the Company or any Affiliate of the business, assets or ownership interest of a non-Affiliate entity (regardless of the structure or method of such acquisition) and such employee is receiving severance pay or other similar amounts under any employment or other agreement, policy, plan, program or arrangement covering such employee’s previous employment with such non-Affiliate entity;

•              in case of a sale of a business operation, or part of a business operation, the employee is offered employment with the purchaser with the same or higher level salary or wages at employee’s current location or at another location within fifty (50) miles of employee’s current location of employment, whether or not employee accepts such offer;

•              the employee terminates employment due to his or her employer outsourcing that employee’s job or function if the employee is offered employment with the vendor that will continue to provide the job or function that employee previously provided, with the same or higher level salary or wages, at employee’s current location or at another location within fifty (50) miles of employee’s current location of employment, whether or not employee accepts such offer;

•              the termination of the employee’s employment entitles the employee to benefits under any employment agreement, severance agreement or other termination or separation agreement between the employee and the Company or an Affiliate;

•              the termination of the employee’s employment entitles the employee to benefits under the Company’s Change-in-Control Accelerated Vesting and Severance Plan, the EarthLink Network, Inc. Key Employee Compensation Continuation Plan, the EarthLink Accelerated Vesting and Compensation Continuation Plan, or any other similar severance or compensation continuation plan of the Company, its Affiliates or any of their predecessors;

•              the employee is employed outside of the United States of America and is entitled to severance benefits under any laws or regulations of any foreign jurisdiction applicable to such employee; or

•              the Plan is terminated prior to the employee’s right to the severance pay and benefits becoming vested hereunder.

Termination of Employment

From time to time, individual Business Divisions within the Company or an Affiliate will identify an employee whose employment will be terminated, and will provide this information to Human Resources (“HR”).

The Business Divisions will provide HR with the reasons for the termination of employee’s employment.  HR will document the business reasons for the termination of employment.  The Company is committed to the practice of non-discrimination.

Termination Categories

When the eligible employee’s employment is terminated, there are four potential scenarios for the eligible employee.

I.                                        The eligible employee’s current employment is to be terminated due to one or more of the reasons covered by this Plan and the employee is offered another position with the Company or an Affiliate with the same or a higher level salary or wages at the employee’s current location of employment or at another location within fifty (50) miles of the employee’s current location of employment.  If the employee accepts the new position, the employee’s employment relationship with the Company or an Affiliate continues.  If the employee declines the position offered, the employee will not be entitled to any severance pay or benefits under the Plan.

II.                                   The eligible employee’s current employment is to be terminated for one or more of the reasons covered by this Plan, and the employee is offered another position with the Company or an Affiliate with lower salary or wages at the same or another location of employment.  The employee will have the option of accepting the new position or taking the severance package.  If the employee accepts the new position, the employee’s employment relationship with the Company or an Affiliate continues.  If the employee declines the offered position, the employee will be given the severance package as stated below.

III.                              The eligible employee’s current employment is to be terminated for one or more of the reasons covered by this Plan, and the employee is offered another position with the Company or an Affiliate with the same or a higher salary or wages at another location that is more than fifty (50) miles from the employee’s current location of employment.  The employee will have the option of accepting the new position or taking the severance package.  If the employee accepts the new position, the employee’s employment relationship with the Company or an Affiliate continues.  If the new position entitles the employee to relocation benefits under the Company’s Corporate Relocation Policy, the employee will be offered the Corporate Relocation Package.  The expense of the relocation then will be paid by the employee’s new department.  If the employee declines the offered position, the employee will be given the severance package as stated below.

IV.                               The eligible employee’s current employment is to be terminated for one or more of the reasons covered by this Plan, and no other position is offered.  In this case, the employee will be given the severance package as stated below.

Severance Pay and Benefits

In exchange for providing the Company and its Affiliates with an enforceable Waiver and Release Agreement in a form acceptable to the Company, and for not later revoking that Waiver and Release Agreement, each eligible employee shall be entitled to receive the severance pay and benefits stated below, except that the severance pay and benefits described below will be prorated for those eligible employees who work a regular schedule of less than forty (40) hours per week.

I.                                        Eligible Employees in Executive Vice President or Executive Officer Positions.  Eligible employees who are in Executive Vice President or Executive Officer positions will receive, after any applicable notice period, the following severance pay and benefits:

•              Seventy-eight (78) weeks base salary paid in a lump sum as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests.  Base salary excludes overtime, incentive compensation, bonuses, and any other forms of compensation over and above the employee’s base salary rate.

•              For employees eligible and participating in the Company’s medical, dental and vision plans, the Company will pay to the eligible employees an amount equal to the employer portion of the employees’ premiums for those plans, plus the two percent COBRA administration fee, for seventy-eight (78) weeks of COBRA benefits coverage.  The Company will make this payment in a single lump sum as soon as administratively practicable following termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests.  The Company shall withhold or obtain payment for applicable income and employment taxes from any payments for COBRA benefits.  Such ex-employees may continue COBRA for the COBRA eligibility period by paying 100 percent of the COBRA premium.

•              Seventy-eight (78) weeks of executive-level outplacement services provided by a vendor selected by the Company with a value of up to $30,000, beginning immediately following the termination of employee’s employment with the Company and all Affiliates.  No cash payment is available in lieu of the outplacement services.

•              Employees given notice that their positions are being eliminated after the first quarter of any calendar year will be eligible for the pro-rata bonus, if any, otherwise payable under the applicable Company bonus plan in which they participated for that year, based on regular earnings for that year and actual business results, payable at the normal time of the bonus payout; provided, however, that such pro-rata bonus will be paid no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such pro-rata bonus vests.  Severance pay is not considered regular earnings.  Employees given notice that their positions are being eliminated during the first quarter of any calendar year will not be eligible for any bonus otherwise payable under the applicable Company bonus plan in which they participated for that year.

II.                                   Eligible Employees in Senior Vice President Positions.  Eligible employees in Senior Vice President positions (who are not also in Executive Officer positions) will receive, after any applicable notice period, the following severance pay and benefits:

•              Fifty-two (52) weeks base salary paid in a lump sum as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests.  Base salary excludes overtime, incentive compensation, bonuses, and any other forms of compensation over and above the employee’s base salary rate.

•              For employees eligible and participating in the Company’s medical, dental, and vision plans, the Company will pay to eligible employees an amount equal to the employer portion of active employees’ premiums for those plans, plus the two percent COBRA administration fee, for fifty-two (52) weeks of COBRA benefits coverage.  The Company will make this payment in a single lump sum as soon as administratively practicable following termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests.  The Company shall withhold or obtain payment for applicable income and employment taxes from any payments for COBRA benefits.  Such ex-employees may continue COBRA for the COBRA eligibility period by paying 100 percent of the COBRA premium.

•              Fifty-two (52) weeks of outplacement services provided by a vendor selected by the Company, with a value of up to $20,000, beginning immediately following the termination of employee’s employment with the Company and all Affiliates.  No cash payment is available in lieu of the outplacement services.

•              Employees given notice that their positions are being eliminated after the first quarter of any calendar year will be paid the pro-rata bonus, if any, otherwise payable under the applicable Company bonus plan in which they participated for that year, based on regular earnings for that year and actual business results, payable at the normal time of the bonus payout; provided, however, that such pro-rata bonus will be paid no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such pro-rata bonus vests.  Severance pay is not considered regular earnings.  Employees given notice that their positions are being eliminated during the first quarter of any calendar year will not be eligible for any bonus otherwise payable under the applicable Company bonus plan in which they participated for that year.

•              Employees participating in sales commission or sales bonus plans will be paid any commissions or bonuses that have been earned prior to the termination date.  The Company also shall pay each such employee an amount equal to the employee’s average weekly sales commissions or sales bonuses earned for the two (2) completed calendar quarters preceding the employee’s notification date multiplied by the number of weeks of base salary to be paid the employee under the Plan.  The Company will make such payments in a single lump sum as soon as administratively practicable following the termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such amounts vest.

III.                              Eligible Employees in Vice President Positions.  Eligible employees who are in Vice President positions will receive, after any applicable notice period, the following severance pay and benefits:

•              Thirty-nine (39) weeks base salary paid in a lump sum as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests.  Base salary excludes overtime, incentive compensation, bonuses, and any other forms of compensation over and above the employee’s base salary rate.

•              For employees eligible and participating in the Company’s medical, dental and vision plans, the Company will pay to the eligible employees an amount equal to the employer portion of the employees’ premiums for those plans, plus the two percent

COBRA administration fee, for thirty-nine (39) weeks of COBRA benefits coverage.  The Company will make this payment in a single lump sum as soon as administratively practicable following termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests.  The Company shall withhold or obtain payment for applicable income and employment taxes from any payments for COBRA benefits.  Such ex-employees may continue COBRA for the COBRA eligibility period by paying 100 percent of the COBRA premium.

•              Thirty-nine (39) weeks of executive-level outplacement services provided by a vendor selected by the Company with a value of up to $15,000, beginning immediately following the termination of employee’s employment with the Company and all Affiliates.  No cash payment is available in lieu of the outplacement services.

•              Employees given notice that their positions are being eliminated after the first quarter of any calendar year will be eligible for the pro-rata bonus, if any, otherwise payable under the applicable Company bonus plan in which they participated for that year, based on regular earnings for that year and actual business results, payable at the normal time of the bonus payout; provided, however, that such pro-rata bonus will be paid no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such pro-rata bonus vests.  Severance pay is not considered regular earnings.  Employees given notice that their positions are being eliminated during the first quarter of any calendar year will not be eligible for any bonus otherwise payable under the applicable Company bonus plan in which they participated for that year.

•              Employees participating in sales commission or sales bonus plans will be paid any commissions or bonuses that have been earned prior to the termination date.  The Company also shall pay each such employee an amount equal to the employee’s average weekly sales commissions or sales bonuses earned for the two (2) completed calendar quarters preceding the employee’s notification date for the six (6) months immediately preceding the employee’s termination date multiplied by the number of weeks of base salary to be paid the employee under the Plan.  The Company will make such payments in a single lump sum as soon as administratively practicable following the termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such amounts vest.

IV.                               Eligible Employees Who Are Not in Executive Vice President, Executive Officer, Senior Vice President or Vice President Positions.  Eligible employees who are not in Executive Vice President, Executive Officer, Senior Vice President or Vice President positions will receive, after any applicable notice period, the following severance pay and benefits, except as otherwise set forth below:

•              The weeks of base salary set forth below paid in either (i) equal installments in accordance with the Company’s normal payroll procedures (but no less frequently than monthly) beginning as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than thirty (30) days following the effective date of the employee’s Waiver and Release Agreement described below or (ii) a lump sum as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests, in either case as the Company in its sole discretion shall determine.  Similarly-situated employees need not be treated the same with respect to how their severance will be paid. Base salary excludes overtime, incentive compensation, bonuses, and any other forms of compensation over and above the employee’s base salary rate.

Employee Category	Weeks of Base Salary

Directors

Eight (8) weeks (minimum) plus one (1) week for each full year of continuous employment with the Company and its Affiliates from the employee’s most recent date of hire; with a maximum of twenty (20) weeks.

Salaried Employees (other than Directors)

Six (6) weeks (minimum) plus one (1) week for each full year of continuous employment with the Company and its Affiliates from the employee’s most recent date of hire; with a maximum of sixteen (16) weeks.

Hourly Employees

Four (4) weeks (minimum) plus one (1) week for each full year of continuous employment with the Company and its Affiliates from the employee’s most recent date of hire; with a maximum of eight (8) weeks.

•              For employees eligible and participating in the Company’s medical, dental and vision plans, the Company will pay to the eligible employees an amount equal to the employer portion of the employees’ premiums for those plans, plus the two percent COBRA administration fee, for the number of months of COBRA benefits coverage set forth below.  The Company will make this payment in either (i) equal installments in accordance with the Company’s normal payroll procedures (but no less frequently than monthly) beginning as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than thirty (30) days following the effective date of the employee’s Waiver and Release Agreement described below or (ii) a single lump sum as soon as administratively practicable following termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests, in either case as the Company in its sole discretion shall determine.  Similarly-situated employees need not be treated the same with respect to how their COBRA benefits will be paid. The Company shall withhold or obtain payment for applicable income and employment taxes from any payments for COBRA benefits.

Such ex-employees may continue COBRA for the COBRA eligibility period by paying 100 percent of the COBRA premium.

Employee Category	Months of COBRA

Directors	Four (4) months

Salaried Employees (other than Directors)	Two (2) months

Hourly Employees	One (1) month

•              Directors, salaried employees and hourly employees will not be entitled to receive any outplacement services under IV hereof.

•              Employees given notice that their positions are being eliminated after the first quarter of any calendar year will be eligible for the pro-rata bonus, if any, otherwise payable under the applicable Company bonus plan in which they participated for that year, based on regular earnings for that year and actual business results, payable at the normal time of the bonus payout; provided, however, that such pro-rata bonus will be paid no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such pro-rata bonus vests.  Severance pay is not considered regular earnings.  Employees given notice that their positions are being eliminated during the first quarter of any calendar year will not be eligible for any bonus otherwise payable under the applicable Company bonus plan in which they participated for that year.

•              Employees participating in sales commission or sales bonus plans will be paid any commissions or bonuses that have been earned prior to their termination date.  The Company also shall pay each such employee an amount equal to the employee’s average weekly sales commissions or sales bonuses earned for the two (2) completed calendar quarters preceding the employee’s notification date multiplied by the number of weeks of base salary to be paid the employee under the Plan.  The Company will make such payments in a single lump sum as soon as administratively practicable following the termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such amounts vests.

•              Notwithstanding the foregoing, however, in no event will the aggregate of the weeks of base salary and COBRA benefits to be paid to any eligible employee who is not in an Executive Vice President, Executive Officer, Senior Vice President or Vice President position (i) exceed two times the lesser of (a) the employee’s annual compensation for the preceding calendar year (adjusted for any increase during that year that was expected to continue indefinitely if the employee had not terminated employment) and (b) the Code Section 401(a)(17) qualified plan compensation limit for the calendar year in which the employee terminates employment (i.e., $265,000 for 2015), or (ii) be paid later than December 31 of the second calendar year following the year in which the employee terminates employment.  The Company in its sole discretion will determine what adjustments will be made to comply with the foregoing limitations.

V.                                    Legacy Employees.  Notwithstanding the foregoing, eligible employees who are not in Executive Vice President, Executive Officer, Senior Vice President or Vice President positions, and who have been continuously employed since December 31, 2007 and designated by the Plan Administrator as “Legacy Employees” for purposes of the Plan, will receive, after any applicable notice period, no less than the following severance pay and benefits, except as otherwise set forth below:

•              The weeks of base salary set forth below paid in either (i) equal installments in accordance with the Company’s normal payroll procedures (but no less frequently than monthly) beginning as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than thirty (30) days following the effective date of the employee’s Waiver and Release Agreement described below or (ii) a lump sum as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests, in either case as the Company in its sole discretion shall determine.  Similarly-situated employees need not be treated the same with respect to how their severance will be paid.  Base salary excludes overtime, incentive compensation, bonuses, and any other forms of compensation over and above the employee’s base salary rate.

Employee Category	Weeks of Base Salary

Employees Earning Annual Base Salary or Wages of $75,000 or more

Sixteen (16) weeks (minimum) plus one (1) week for each full year of continuous employment with the Company and its Affiliates from the employee’s most recent date of hire; with a maximum of twenty-four (24) weeks.

Employees Earning Annual Base Salary or Wages of $35,000 to $74,999

Eight (8) weeks (minimum) plus one (1) week for each full year of continuous employment with the Company and its Affiliates from the employee’s most recent date of hire; with a maximum of sixteen (16) weeks.

Employees Earning Annual Base Salary or Wages of less than $35,000

Four (4) weeks (minimum) plus one (1) week for each full year of continuous employment with the Company and its Affiliates from the employee’s most recent date of hire; with a maximum of twelve (12) weeks.

•                                          For employees eligible and participating in the Company’s medical, dental and vision plans, the Company will pay to the eligible employees an amount equal to the employer portion of the employees’ premiums for those plans, plus the two percent COBRA administration fee, for the number of months of COBRA benefits coverage set forth below.  The Company will make this payment in either (i) equal installments in accordance with the Company’s normal payroll procedures (but no less frequently than monthly) beginning as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than thirty (30) days following the effective date of the employee’s Waiver and Release Agreement described below or (ii) a single lump sum as soon as administratively practicable following termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests, in either case as the Company in its sole discretion shall determine.  Similarly-situated employees need not be treated the same with respect to how their COBRA benefits will be paid.  The Company shall withhold or obtain payment for applicable income and employment taxes from any payments for COBRA benefits.  Such ex-employees may continue COBRA for the COBRA eligibility period by paying 100 percent of the COBRA premium.

Employee Category	Months of COBRA
Employees Earning Annual Base Salary or Wages of $75,000 or more	Four (4) months
Employees Earning Annual Base Salary or Wages of $35,000 to $74,999	Two (2) months
Employees Earning Annual Base Salary or Wages of less than $35,000	One (1) month

•                                          One (1) month of outplacement services for eligible employees earning annual base salary or wages of $75,000 or more, provided by a vendor selected by the Company with a value of up to $2,400, beginning immediately following the termination of employee’s employment with the Company and all Affiliates.  No cash payment is available in lieu of the outplacement services.  No outplacement services will be provided for eligible employees earning annual base salary or wages of less than $75,000.

•                                          Employees given notice that their positions are being eliminated after the first quarter of any calendar year will be eligible for the pro-rata bonus, if any, otherwise payable under the applicable Company bonus plan in which they participated for that year, based on regular earnings for that year and actual business results, payable at the normal time of the bonus payout; provided, however, that such pro-rata bonus will be paid no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such pro-rata bonus vests.  Severance pay is not considered regular earnings.  Employees given notice that their positions are being eliminated during the first quarter of any calendar year will not be eligible for any bonus otherwise payable under the applicable Company bonus plan in which they participated for that year.

•                                          Employees participating in sales commission or sales bonus plans will be paid any commissions or bonuses that have been earned prior to their termination date.  The Company also shall pay each such employee an amount equal to the employee’s average weekly sales commissions or sales bonuses earned for the two (2) completed calendar quarters preceding the employee’s notification date multiplied by the number of weeks of base salary to be paid the employee under the Plan.  The Company will make such payments in a single lump sum as soon as administratively practical following the termination of the employee’s employment but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to such amounts vests.

•                                          Notwithstanding the foregoing, however, in no event will the aggregate of the weeks of base salary and COBRA benefits to be paid to any eligible employee who is not in an Executive Vice President, Executive Officer, Senior Vice President or Vice President position and who has been continuously employed since December 31, 2007 and designated by the Plan Administrator as a “Legacy Employee” for purposes of the Plan, (i) exceed two times the lesser of (a) the employee’s annual compensation for the preceding calendar year (adjusted for any increase during that year that was expected to continue indefinitely if the employee had not terminated employment) and (b) the Code Section 401(a)(17) qualified plan compensation limit for the calendar year in which the employee terminates employment (i.e., $265,000 for 2015), or (ii) be paid later than December 31 of the second calendar year following the year in which the employee terminates employment.  The Company in its sole discretion will determine what adjustments will be made to comply with the foregoing limitations.

VI.                               Reduction in Severance of All Eligible Employees.  Notwithstanding any other provision of this Plan, the aggregate severance pay that an eligible employee might otherwise receive under I, II, III, IV or V above will be reduced, on a dollar-for-dollar basis, for any severance pay or compensation continuation the employee previously received under any severance or compensation continuation plan of the Company or any of its Affiliates, including, without limitation, the Company’s (i) Executives’ Position Elimination and Severance Plan, (ii) Position and Elimination and Severance Plan for Eligible Employees Whose Current Employment Started on or after January 1, 2008, (iii) Change-in-Control Accelerated Vesting and Severance Plan, (iv) Key Employee Compensation Continuation Plan, (v) Accelerated Vesting and Compensation Continuation Plan, (vi) Position Elimination and Severance Plan for Eligible Employees Continuously Employed Since December 31, 2007, or any other similar severance or compensation continuation Plan of the Company or any of its Affiliates or any of their predecessors or any employment, severance, compensation continuation, separation or other termination agreement between the employee and the Company or an Affiliate, if the eligible employee was rehired by the Company or an Affiliate within one (1) year of the employee’s termination of employment with respect to which the employee received such severance or compensation continuation; it being the intent of this Plan not to provide severance pay to an otherwise eligible employee to the extent the eligible employee previously received severance pay or compensation continuation from the Company or any of its Affiliates in connection with the employee’s prior termination of employment and the employee was then rehired within one (1) year of such prior termination of employment.  The foregoing reduction shall be applied to the aggregate severance pay that otherwise would be paid to such employee after the application of the maximum limit of severance that might be paid to the employee.

The consideration for the voluntary Waiver and Release Agreement shall be the severance pay and benefits provided under this Plan that the eligible employee would otherwise not be eligible to receive.

The Company may, in its sole discretion, enhance the amount of severance pay that an eligible employee is entitled to receive under this Plan in addition to the amount of severance described above or make available additional or other forms of severance benefits hereunder.  Furthermore, the Company or an Affiliate may, in its sole discretion, award severance pay to an employee who is not otherwise eligible to receive it under this Plan provided the employee is not otherwise entitled to any severance or similar benefits under any employment agreement, severance agreement or other termination or severance agreement or under any other severance or compensation continuation plan of the Company or any of its Affiliates.  To the extent the Company in its sole discretion enhances the amount of severance pay or provides any additional forms of severance benefits under this Plan, such enhanced severance pay and additional forms of severance benefits shall be provided under the Plan and pursuant to the terms and other conditions hereof.  Notwithstanding the foregoing, however, no other severance or other benefits provided an employee shall be deemed enhanced severance pay or additional or other forms of severance benefits provided under this Plan unless such other arrangements specifically reference that they are being provided under this Plan.  All legally required federal, state and local withholding taxes and any sums owing to the Company shall be deducted from severance pay and benefits due under this Plan.

Delay in Payment for Specified Employees

Notwithstanding any other provision of this Plan, if an otherwise eligible employee is a Specified Employee (as defined below), and if the severance package payable to such Specified Employee hereunder is not otherwise exempt from Section 409A of the Code, then, to the extent necessary to comply with Section 409A of the Code, no payments may be made hereunder (including, if necessary, any payments for COBRA benefits) before the date which is six months after the Specified Employee’s separation from service within the meaning of Section 409A or, if earlier, the date of death of the Specified Employee.  Because the amounts to be paid pursuant to this Plan should satisfy one or more exceptions to treatment as nonqualified deferred compensation subject to Code Section 409A, these Specified Employee six-month delay provisions should only be applicable if it is subsequently determined that the amounts to be paid pursuant to this Plan are not exempt from Section 409A.

For purposes of this Plan, “Specified Employee” means an employee who is (i) an officer of the Company or any Affiliate having annual compensation greater than $170,000 (with certain adjustments for inflation after 2015), (ii) a five-percent owner of EarthLink Holdings Corp.

(“HoldCo”) or (iii) a one-percent owner of HoldCo having annual compensation greater than $150,000.  For purposes of this Section, no more than 50 employees (or, if lesser, the greater of three or 10 percent of the employees) shall be treated as officers.  Employees who (i) normally work less than 17 1/2 hours per week, (ii) normally work not more than 6 months during any year, (iii) have not attained age 21 or (iv) are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company (except as otherwise provided in regulations issued under the Code) shall be excluded for purposes of determining the number of officers.  For purposes of this Section, the term “five-percent owner” (“one-percent owner”) means any person who owns more than five percent (One percent) of the outstanding stock of HoldCo or stock possessing more than five percent (one percent) of the total combined voting power of all stock of HoldCo.  For purposes of determining ownership, the attribution rules of Section 318 of the Code shall be applied by substituting “five percent” for “50 percent” in Section 318(a)(2) and the rules of Sections 414(b), 414(c) and 414(m) of the Code shall not apply.  For purposes of this Section, the term “compensation” has the meaning given such term by Section 414(q)(4) of the Code.  The determination of whether the employee is a Specified Employee will be based on a December 31 identification date such that if the employee satisfies the above definition of Specified Employee at any time during the 12-month period ending on December 31, he will be treated as a Specified Employee if he has a termination of employment during the 12-month period beginning on the first day of the fourth month following the identification date.  This definition is intended to comply with the specified employee rules of Section 409A(a)(2)(B)(i) of the Code and shall be interpreted accordingly.

Compliance with Code Section 409A

This Plan and all payments to be made or benefits to be provided hereunder are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance therewith.  All rights to the payments and benefits under the Plan shall be treated as rights to receive a series of separate payments and benefits to the fullest extent permitted by Section 409A of the Code.  The Company may at any time amend, suspend or terminate this Plan, or any payments to be made hereunder, as necessary to maintain such exemption or be in compliance with Section 409A.  Notwithstanding the preceding, the Company and its Affiliates shall not be liable to any employee or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any amount under this Plan is subject to taxes, penalties or interest as a result of failing to comply with Code Section 409A.

Reemployment and Death

In the event a former employee receiving severance pay or benefits under the Plan is subsequently rehired by the Company or an Affiliate, the employee shall not be required to repay any severance pay or benefits previously received under the Plan and shall still be entitled to receive the payment of any pro-rata bonus payable under the Plan; provided, however, that payment of such prorated bonus under the Plan shall be reduced (but not below zero) to the extent the rehired employee is entitled to receive all or any portion of such bonus after rehire under the applicable Company bonus plan in which such employee previously participated or the hired employee is entitled to receive all or any portion of a similar bonus alternative by the

Company or an Affiliate; there being no intent to provide duplicate payments to such employee with respect to such bonus.  However, such employee will not be entitled to receive under this Plan any severance pay or benefits not yet paid.  In the event a former employee receiving severance pay or benefits under the Plan is offered and rejects another position with the Company or an Affiliate, all unpaid severance pay and benefits shall continue.  In the event a former employee receiving severance pay or benefits under the Plan dies, all unpaid severance pay and benefits shall continue and shall be paid to the employee’s designated beneficiary or estate.

Waiver and Release Agreement

In order to receive the severance pay and benefits available under the Plan, an eligible employee must submit a signed Waiver and Release Agreement, in a form acceptable to the Company, to the Plan Administrator on or within twenty-one (21) days (forty-five (45) days in the event of a group termination) after the employee’s date of termination of employment, but not prior to the date of termination of employment.

An eligible employee may revoke a signed Waiver and Release Agreement within seven (7) days of signing the Waiver and Release Agreement.  Any such revocation must be made in writing and must be received by the Plan Administrator within such seven (7) day period.  An eligible employee who does not submit a signed Waiver and Release Agreement or, having submitted one, timely revokes the Waiver and Release Agreement shall not be eligible to receive severance pay or benefits under the Plan.  An eligible employee who timely submits a signed Waiver and Release Agreement and who does not exercise his or her right of revocation shall be eligible to receive severance pay and benefits under the Plan only after the applicable period for revoking such Waiver and Release Agreement has expired.

Eligible employees are advised to contact their personal attorneys at their own expense to review the Waiver and Release Agreement if they so desire.

No Duplicate Payments

The severance pay and benefits available under the Plan are the maximum to which an employee is entitled from the Company and its Affiliates in the event of involuntary termination of employment.  The Company or an Affiliate and an eligible employee may be parties to other agreements, policies, plans, programs or arrangements relating to the employee’s employment which do not specifically disqualify the employee from participation in this Plan.  In such an event, this Plan shall be construed and interpreted so that severance pay and benefits are provided under this Plan only to the extent that similar amounts of severance and benefits are not paid or provided to such employee under any other agreements, policies, plans, programs or arrangements; it being the intent of this Plan not to provide to the employee any duplicative payments of severance pay or other benefits.  By way of example and not of limitation, to the extent any annual bonus plan of the Company and its Affiliates, including without limitation the Company’s annual short-term incentive bonus plan, provides for payment of all or some portion of any bonus otherwise payable for the year in which Employee terminates employment, such payment shall reduce any such bonus for the year in which Employee terminates employment otherwise payable under this Plan.  The Company or Affiliate, as applicable, in its sole discretion, shall determine whether payments or other benefits to the employee under any other such agreements, policies, plans, programs or arrangements shall constitute duplicative payments of severance pay or benefits hereunder.  In the event the Company or Affiliate determines that payments or other benefits to the employee under any other such agreements, policies, plans, programs or arrangements constitute duplicative payments, the severance pay or benefits otherwise payable under this Plan shall be reduced to the extent of such duplicative payments.

WARN Act

The cash portion of the severance pay an eligible employee is to receive under this Plan will normally be paid in a lump sum as soon as administratively practicable following the termination of employee’s employment with the Company and all Affiliates but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests.  To the extent that the Company determines that the termination of an eligible employee’s employment may be subject to the Worker Adjustment and Retraining Notification Act or any other equivalent federal, state or local law regarding mass employment separations (collectively, “WARN Act”), notwithstanding any other provision of the Plan, the Company (i) shall endeavor to comply with the WARN Act, to the extent applicable, by giving up to a minimum of sixty (60) days’ notice of such termination (or more if required under the WARN Act); and/or (ii) may designate the employee for a paid administrative leave during all or part of the alleged WARN Act notice period; and/or (iii) in lieu of partial or complete WARN Act notice, may provide the employee with a payment or payments intended to satisfy all or part of any alleged potential WARN Act liability. All or a portion of any severance that such employee is eligible to receive under this Plan shall be reduced by and may be coordinated with any payments the employee receives during the paid administrative leave consistent with (ii) above, or any payments made consistent with (iii) above, with any remaining severance amount to be paid under the Plan (subject to the Waiver and Release Agreement requirement described above) in a lump sum as soon as administratively practicable following the end of the WARN Act period but no later than the 15th day of the third month of the calendar year following the calendar year in which the employee’s right to the payment vests.  Regular salary or wages paid to the employee once the employee receives the WARN Act notice and is not on administrative leave will constitute the employee’s usual compensation and not severance under the Plan.  Payments which the Company makes pursuant to (ii) above, while the employee is on administrative leave during all or part of the alleged WARN Act notice period, will count as severance pay under this Plan.  Payments which the Company makes pursuant to (iii) above, after the employee’s last day of work, also will count as severance pay under this Plan.  In other words, payments which the Company makes while the employee is on administrative leave during all or part of the alleged WARN Act notice period and/or after the employee’s last day of work to satisfy potential WARN Act liability will be paid as part of, and not in addition to, the severance benefits the employee will be entitled to receive under this Plan.  Payments made pursuant to (ii) or (iii) above will first offset the amount of base salary to be paid to the employee as severance under the Plan and then any other cash amounts due the employee under the Plan (on a pro rata basis).  If the employee then is entitled to any remaining severance under the Plan, the Company will deliver the Waiver and Release Agreement to the employee sufficiently in advance of the employee’s termination of employment so that the employee will have at least twenty-one (21) days (forty-five (45) days in the event of a group termination) to consider the Waiver and Release Agreement described above before being required to submit the Waiver and

Release Agreement to the Company to receive the rest of the employee’s severance benefits under the Plan.  In that event, the employee must submit the signed Waiver and Release Agreement, in a form acceptable to the Company, to the Plan Administrator after the employee’s date of termination of employment (and no later than the period described above), but not prior to the date of termination of employment, and the applicable revocation period must expire, without the employee having revoked the Waiver and Release Agreement, before the last day on which payment of such remaining severance may be made under the Plan.  If the employee is not entitled to any remaining severance under the Plan after any payments made pursuant to (ii) or (iii) above, the employee shall be offered an additional payment in an amount determined by the Committee as consideration for the employee executing and not revoking the Waiver and Release Agreement.  Additionally, the Company may, in its discretion, take any of the foregoing actions with respect to any eligible employee whose employment otherwise is subject to protection by law so as to coordinate the employee’s severance with any other legal requirements imposed on the Company and its Affiliates with respect to such eligible employee.

Confidentiality

The terms and conditions of this Plan and the employees’ severance pay and benefits under the Plan shall remain strictly confidential.  Employees may not discuss or disclose any terms of this Plan or its benefits with anyone except their attorneys, accountants and immediate family members who shall be instructed to maintain the confidentiality agreed to under this Plan, except as may be required by law.  In the event employee or employee’s attorneys, accountants or immediate family members breach the terms of this provision, employee shall forfeit any and all rights to receive the severance pay and benefits under the Plan and shall be required to return the aggregate amount of severance pay and benefits received previously under the Plan.

Confidential Information/Cooperation

In order to receive severance pay and benefits under the Plan, eligible employees shall be required (i) to confirm in the Waiver and Release Agreement the terms of their Employee Confidentiality and Invention Assignment Agreement or other employee confidentiality agreement(s) with the Company or Affiliate and, at the Company’s or Affiliate’s discretion, and (ii) to agree in the Waiver and Release Agreement to such other terms relating to the protection and return of the Company’s or Affiliate’s confidential and proprietary business information and other Company or Affiliate property as the Company or Affiliate deems appropriate.

After an employee’s termination of employment with the Company and its Affiliates, he or she shall, with reasonable notice, furnish information as may be in his or her possession, control or knowledge and to otherwise cooperate with and assist the Company or Affiliate as reasonably may be requested in connection with any claims or legal actions in which the Company or Affiliate is or may become a party, or in any matter in which he or she was involved or of which he or she had knowledge while employed by the Company or Affiliate.  No employee shall be entitled to any compensation for such cooperation except for reimbursement by the Company or Affiliate for his or her actual out-of-pocket expenses or costs incurred with this cooperation as soon as administratively practicable after the expenses are incurred.

Return of Company Property

Upon termination of employment, employees shall return to the Company or Affiliate all property of the Company or Affiliate in their possession, custody or control, including keys, credit cards, identification cards, laptop computers, Personal Digital Assistants (PDAs), car and mobile telephones, pagers, parking stickers, correspondence, notes, memoranda, reports, manuals, notebooks, drawings, sketches, blueprints, formulae, prototypes, models, computer disks, computer printouts, information stored electronically on computers, and the trade secrets and other confidential information of the Company or Affiliate.  Employees shall not make any copies, nor shall they retain any originals or copies of such property.

Plan Administration

The Company shall act as the Plan Administrator of the Plan (or shall have the power to appoint a Plan Administrator of the Plan) and the “named fiduciary” within the meaning of such terms as defined in ERISA.  It shall be the principal duty of the Plan Administrator to see that the Plan is carried out, in accordance with its terms, and operated uniformly for similarly situated individuals.

Authority of Plan Administrator

The Plan Administrator shall have sole discretionary power to administer the Plan, subject to applicable requirements of law.  The Plan Administrator shall have the authority to interpret the Plan and to determine all questions arising under or in connection with the Plan, including all questions of fact and questions of eligibility to participate and obtain benefits under the Plan.  The Plan Administrator shall pay benefits under the Plan, in accordance with its terms, but only if it determines in its sole discretion that the claimant is entitled to them.

The Plan Administrator may delegate to other persons responsibilities for performing certain of the duties of the Plan Administrator under the Plan and may seek expert advice as the Plan Administrator deems reasonably necessary with respect to the Plan.  The Plan Administrator shall be entitled to rely upon the information and advice furnished by such persons and experts, unless actually knowing such information and advice to be inaccurate or unlawful.

All actions and determinations of the Plan Administrator shall be final, binding and conclusive on all parties.  Neither the Plan Administrator nor anyone acting on its behalf shall be liable in any manner for any action taken or determination made under the Plan in good faith.  Nevertheless, as permitted by law, the Company will indemnify and save the Plan Administrator’s designees harmless against expenses, claims and liabilities arising out of his or their actions on behalf of the Company in connection with the administration of the Plan, except expenses, claims and liabilities arising out of such person’s own gross negligence or bad faith or for which applicable law does not permit such indemnification.

Claim Procedures

Employees do not need to complete a claim for benefits to obtain benefits under the Plan.  However, employees who dispute the amount of, or their entitlement to, Plan benefits must file a claim with the Plan Administrator to obtain Plan benefits.  Any claim by an employee who disputes the amount of, or his or her entitlement to, Plan benefits must be filed in writing within ninety (90) days of the event that the employee is asserting constitutes an entitlement to such Plan benefits.  Failure by the employee to submit such claim within the ninety (90)-day period shall bar the employee from any claim for benefits under the Plan as a result of the occurrence of such event.

Claims for benefits shall be filed in writing with the Plan Administrator.  Written notice of the decision on such claim shall be furnished to the claimant within ninety (90) days of receipt of such claim unless special circumstances require an extension of time for processing the claim.  If the Plan Administrator needs an extension of time to process a claim, written notice will be delivered to the claimant before the end of the initial ninety (90) day period.  The notice of extension will include a statement of the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its final decision.  However, that extension may not exceed ninety (90) days after the end of the initial period.  If the Plan Administrator rejects a claim for failure to furnish necessary material or information, the written notice to the claimant will explain what more is needed and why, and will tell the claimant that the claimant may refile a proper claim.

The Plan Administrator shall provide payment for the claim only if the Plan Administrator determines, in its sole discretion, that the claimant is entitled to the claimed benefit.

If any part of a claim for benefits under this Plan is denied, the Plan Administrator will provide the claimant with a written notice stating (i) the specific reason or reasons for the denial; (ii) the specific reference to pertinent Plan provisions on which the denial was based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to submit a claim for review, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

The full value of any payment made according to the Plan satisfies that much of the claim and all related claims under the Plan.

Appeal Procedures

If a claim is denied, the claimant may appeal the denial by delivering a written notice to the Plan Administrator specifying the reasons for the appeal.  That notice must be delivered within sixty (60) days after receiving the notice of denial.  The claimant may submit written comments, documents, records and other information relating to the claimant’s claim for benefits.  The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The Plan Administrator’s review will take into account all such written comments, documents, records and other information the claimant submits relating to the claim, without regard to whether such information was submitted or considered initially.

The Plan Administrator will advise the claimant in writing of the final determination after review.  The decision on review will be written in a manner calculated to be understood by the claimant, and it will include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decision is based.  Such written notification also will include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, the claimant’s right to obtain the information about such procedures and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review.  The written decision will be rendered within sixty (60) days after the request for review is received, unless special circumstances require an extension of time for processing.  If an extension is necessary the Plan Administrator will furnish written notice of the extension to the claimant before the end of the 60-day period and indicate the special circumstances requiring the extension of time.  The extension notice will indicate the date by which the Plan Administrator expects to render a decision.  The decision will then be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

If the Plan Administrator holds regularly scheduled meetings at least quarterly, the time periods for rendering the written decision described in the preceding paragraph shall not apply and the Plan Administrator shall instead make a benefit determination no later than the date of the meeting of the Plan Administrator that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan’s receipt of the request for review.  If special circumstances require a further extension of time for processing, a benefit determination will be rendered no later than the third meeting of the Plan Administrator following the Plan’s receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Plan Administrator will provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.  The Plan Administrator will notify the claimant of the benefit determination as soon as possible, but not later than five days after the benefit determination is made.

In no event shall an employee or other claimant be entitled to challenge a decision of the Plan Administrator in court or in any other administrative proceeding unless and until these claim review and appeal procedures have been complied with and exhausted.  The claimant shall have ninety (90) days from the date of receipt of the Plan Administrator’s decision on review in which to file suit regarding a claim for benefits under the Plan.  If suit is not filed within such 90-day period, it shall be forever barred.  The decisions made hereunder shall be final and binding on participants, employees and any other party.

Amendment / Termination / No Vesting

Eligible employees do not have any vested right to severance pay and benefits under the Plan.  The Company reserves the right, in its sole discretion, to amend or terminate the Plan at any time by written action of its Chief Executive Officer or Chief Financial Officer or any of their designees or by such other action as the Company may determine.  On and after the termination of the Plan, no further awards of severance pay or other benefits shall be made or accrue under the Plan; provided, however, that any such termination of the Plan shall not materially and adversely affect any award of severance pay or other benefits made or accrued before the effective date of termination of the Plan.

No Representations Contrary to the Plan

The terms of an employee’s severance pay and benefits are as set forth in this document, which cannot be changed by the promises of any individual employee or manager.  Only the Company may change the terms of the Plan, and then only through a written amendment.  No promises (oral or written) that are contrary to the terms of the Plan and its written amendments are binding upon the Plan, the Plan Administrator or the Company or any of its Affiliates.

Plan Funding

The Plan is funded entirely through Company or Affiliate payments from its operating assets.  Severance pay and benefits are not held under any trust, are paid from the general assets of the Company or Affiliate, are unsecured, and are subject to the claims of the Company’s or Affiliate’s general creditors.  The rights of eligible employees are no greater than those of an unsecured general creditor of the Company or Affiliate, as applicable.

Coordination With Other Benefits

Severance pay and benefits under the Plan are not considered eligible earnings for the Company’s 401(k) Plan or any other benefit program.

Restriction Against Assignment

Severance pay and benefits under the Plan may not be assigned, pledged or encumbered in any manner, and any attempt to do so shall be void.  The Company and its Affiliates shall make deductions from Plan severance payments to the extent required by court-ordered garnishment, wage assignment or similar law.

Controlling Law

Except to the extent superseded by laws of the United States, the laws of the State of Delaware shall be controlling in all matters relating to the Plan.

Reemployment Other Than As An Employee

The Company or Affiliate may, in its sole discretion, determine how an employee whose employment is terminated but who is offered another position as an independent contractor or consultant with the Company or with an Affiliate shall be treated for purposes of the Plan.  In that respect, the Company or Affiliate, in its sole discretion, may make all such determinations under the Plan, including without limitation, determining (i) whether a regular employee whose employment is terminated but who is rehired as an independent contractor or consultant is an eligible employee, (ii) whether an otherwise eligible employee will be eligible for severance pay if the employee is retained, or hired by the Company or an Affiliate, as an independent contractor or consultant under any agreement that provides for severance or similar benefits on termination of service, (iii) whether an employee whose employment is terminated but who is offered work by the Company or an Affiliate as an independent contractor or consultant qualifies for severance pay and benefits under any of the position elimination categories set forth under the Plan, and (iv) whether any employee whose employment is terminated is deemed to be re-employed to the extent the employee is retained, or hired by the Company or an Affiliate, as an independent contractor or consultant.  Notwithstanding the foregoing, an eligible employee will not be given a severance package under the Plan if the eligible employee continues to provide services to the Company or any of its Affiliates in a capacity other than as an eligible employee and such services are provided at an annual rate that is 50 percent or more of the services rendered, on average, during the immediately preceding thirty-six (36) months of employment (or, if employed less than thirty-six (36) months, such lesser period).

Temporary Leave of Absence

An eligible employee will not be considered to have had a termination of employment and will not be entitled to the severance pay and benefits under this Plan if the otherwise eligible employee goes on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) for a period of less than six months, or for a longer period if the employee’s right to reemployment is provided either by statute or by contract; provided, however, if the eligible employee otherwise meets the requirements for receiving severance pay and benefits under this Plan and if the period of leave (i) ends or (ii) exceeds six months and the employee’s right to reemployment is not provided either by statute or by contract, then the eligible employee will be considered to have had a termination of employment and will be entitled to the severance pay and benefits as of the first date immediately following such time if the eligible employee otherwise would be entitled to such benefits if the eligible employee terminated employment as of such time.

General Plan Information

Plan Name

EarthLink Shared Services, LLC Severance Plan

Plan Sponsor

EarthLink Shared Services, LLC

1170 Peachtree Street

Suite 900

Atlanta, Georgia 30309

(404) 748-7317

Employer Identification Number (EIN)

51-0553722

Plan Number

508

Plan Type

The Plan is a welfare benefit plan that pays severance benefits.

Plan Administrator

Plan Administrator, EarthLink Shared Services, LLC Severance Plan

c/o EarthLink Shared Services, LLC

1170 Peachtree Street

Suite 900

Atlanta, Georgia 30309

(404) 748-7317

Agent for Service of Legal Process

c/o EarthLink Shared Services, LLC

General Counsel

1170 Peachtree Street

Suite 900

Atlanta, Georgia 30309

(404) 748-6634

Plan Year

The calendar year.

ERISA Rights Statement

As participant in this Plan, you are entitled to certain rights and protections under ERISA.  ERISA provides that all Plan participants shall be entitled to:

•              examine, without charge at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including collective bargaining agreements, and a copy of the latest Annual Report (Form 5500 series), if any, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration (f/k/a the Pension Welfare Benefits Administration).

•              obtain copies of all documents governing the operation of the Plan including collective bargaining agreements and copies of the latest Annual Report (Form 5500 series), if any, and an updated summary plan description, by making a written request to the Plan Administrator and paying a reasonable charge for the copies.

•              receive a summary of the Plan’s annual financial report.  The Plan Administrator is required by law to furnish each participant under the Plan with a copy of this summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.  The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in your interest and in the interest of the other Plan participants and beneficiaries.

No one, including your employer, your union, or any other person may fire you or otherwise discriminate against you, in any way solely to prevent you from getting a benefit or exercising your rights under ERISA.  If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest Annual Report from the Plan and do not receive them within thirty (30) days, you may file suit in federal court.  In such a case, the court may require the Plan Administrator to provide the documents and pay you up to $110 a day until you receive them, unless they were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.  If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court.  The court will decide who should pay court costs and legal fees.  If your suit is successful, the court may order the person you have sued to pay costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.